SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2010 (August 24, 2010)

YUM! Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-13163	13-3951308
(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of Principal Executive Offices)	(Zip Code)

(502) 874-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (Registration No. 333-160941) filed with the Securities and Exchange Commission on July 31, 2009 relating to $350,000,000 aggregate principal amount of  3.875% Senior Notes due November 1, 2020 of YUM! Brands, Inc. offered pursuant to the Prospectus Supplement dated August 24, 2010.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated August 24, 2010, between YUM! Brands, Inc. and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., acting severally on behalf of themselves and the other Underwriters named therein.

4.1

Officers’ Certificate establishing the 3.875% Senior Notes due November 1, 2020 (the “Senior Notes”) as a separate series of senior debt securities under the Indenture, dated as of May 1, 1998, between YUM! Brands, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to the First National Bank of Chicago).

4.2	Form of 3.875% Senior Note due November 1, 2020 (included in Exhibit 4.1).

5.1	Opinion of Mayer Brown LLP, counsel for YUM! Brands, Inc., as to the validity of the Senior Notes of YUM! Brands, Inc.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.

August 31, 2010	By:	/s/ Scott Catlett
Name: Scott Catlett
Title: Assistant Secretary